Report of Independent
Registered Public Accounting
Firm

To the Board of Trustees and
Shareowners of
Pioneer Money Market Trust

In planning and performing our
audit of the financial statements
of Pioneer Cash Reserves Fund
(a series of Pioneer Money
Market Trust) as of and for the
year ended December 31, 2005,
in accordance with the standards
of the Public Company
Accounting Oversight Board
(United States), we considered its
internal control over financial
reporting, including control
activities for safeguarding
securities, as a basis for
designing our auditing
procedures for the purpose of
expressing our opinion on the
financial statements and to
comply with the requirements of
Form N-SAR, but not for the
purpose of expressing an opinion
on the effectiveness of Pioneer
Cash Reserves Fund?s internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of Pioneer
Cash Reserves Fund is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to
assess the expected benefits and
related costs of controls. A
company?s internal control over
financial reporting is a process
designed to provide reasonable
assurance regarding the
reliability of financial reporting
and the preparation of financial
statements for external purposes
in accordance with generally
accepted accounting principles.
Such internal control includes
policies and procedures that
provide reasonable assurance
regarding prevention or timely
detection of unauthorized
acquisition, use or disposition of
a company?s assets that could
have a material effect on the
financial statements.

Because of its inherent
limitations, internal control over
financial reporting may not
prevent or detect misstatements.
Also, projections of any
evaluation of effectiveness to
future periods are subject to the
risk that controls may become
inadequate because of changes in
conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A control deficiency exists when
the design or operation of a
control does not allow
management or employees, in the
normal course of performing
their assigned functions, to
prevent or detect misstatements
on a timely basis. A significant
deficiency is a control
deficiency, or combination of
control deficiencies, that
adversely affects the company?s
ability to initiate, authorize,
record, process or report external
financial data reliably in
accordance with generally
accepted accounting principles
such that there is more than a
remote likelihood that a
misstatement of the company?s
annual or interim financial
statements that is more than
inconsequential will not be
prevented or detected. A material
weakness is a significant
deficiency, or combination of
significant deficiencies, that
results in more than a remote
likelihood that a material
misstatement of the annual or
interim financial statements will
not be prevented or detected.

Our consideration of Pioneer
Cash Reserves Fund?s internal
control over financial reporting
was for the limited purpose
described in the first paragraph
and would not necessarily
disclose all deficiencies in
internal control that might be
significant deficiencies or
material weaknesses under
standards established by the
Public Company Accounting
Oversight Board (United States).
However, we noted no
deficiencies in Pioneer Cash
Reserves Fund?s internal control
over financial reporting and its
operation, including controls for
safeguarding securities, that we
consider to be a material
weakness as defined above as of
December 31, 2005.

This report is intended solely for
the information and use of
management and the Board of
Trustees of Pioneer Cash
Reserves Fund series of Money
Market Trust and the Securities
and Exchange Commission and
is not intended to be and should
not be used by anyone other than
these specified parties.






Boston, Massachusetts
February 10, 2006